CSW International Two, Inc.*
                               Statement of Income
                 For the Twelve Months Ended September 30, 1997
                                   (Unaudited)


                                                               (millions)
Operating Revenues
    Electric revenues                                            $1,631
    Other diversified                                               220
                                                                -------
                                                                  1,851
                                                                -------

Operating Expenses
    Cost of electric sales                                        1,140
    General and administrative                                      233
    Depreciation and amortization                                    92
    Other diversified                                               158
                                                                -------
                                                                  1,623
                                                                -------
Operating Income                                                    228
                                                                -------

Other Income and (Deductions)
    Investment income                                                 5
    Interest income                                                  13
    Interest expense                                               (121)
                                                                -------
                                                                   (103)
                                                                -------
Income Before Income Taxes                                          125
                                                                -------

Provision for Income Taxes                                            7
                                                                -------

Income Before Extraordinary Item                                    118
                                                                -------

Extraordinary Item
    Loss from United Kingdom windfall profits tax                  (176)
                                                                -------

Net Income                                                         $(58)
                                                                =======

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.